UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

+(86) 755 86961 405

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2026, Addentax Group Corp. (the “Company”) entered into a Private Placement Agreement (the “Private Placement Agreement”) with Pinnacle Partners Inc., a British Virgin Islands company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase, 250,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $4.80 per share, for aggregate gross proceeds of approximately $1.2 million, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Private Placement Agreement contains customary representations, warranties and covenants of the Company and the Investor. The closing of the private placement is subject to the satisfaction or waiver of customary closing conditions set forth in the Private Placement Agreement.

The Shares are expected to be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S promulgated thereunder. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the Private Placement Agreement does not purport to be complete and is qualified in its entirety by reference to the Private Placement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares are expected to be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S promulgated thereunder. The Investor is not a “U.S. person” (as defined in Regulation S), and the issuance of the Shares is expected to occur in an offshore transaction in accordance with Regulation S.

The Shares, when issued, will bear customary restrictive legends under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
10.1	Private Placement Agreement dated July 28, 2026 by and between the Company and Pinnacle Partners Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: July 29, 2026	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer